UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)of
the Securities Exchange Act of 1934

January 16, 2009

(Date of Report (Date of Earliest Event Reported))

LA-Z-BOY INCORPORATED

(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Indentification Number)

1284 North Telegraph Road, Monroe, Michigan	48162-3390

(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code (734) 242-1444

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 16, 2009, the Company entered into an indemnification agreement with each of the current directors that replaces similar 1987 agreements.  The new agreement updates the prior agreement to incorporate changes in the applicable Michigan laws and the Company’s articles and bylaws.  The new agreement includes provisions requiring the Indemnitee’s cooperation, allowing alternative resolutions without affecting the applicability of the indemnification, clarifying that the agreement is binding on a successor corporation and ensuring the indemnification provisions are consistent with the full provisions for indemnification allowed under Michigan law.  In some situations, the new agreement eliminates the requirement for a determination that the director has met a specified standard of conduct, and where a determination is required, it establishes a reputable presumption that the director is entitled to indemnification.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description

10.1	Form of Indemnity Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED
(Registrant)

Date: January 22, 2009

BY: /S/ Margaret L. Mueller
Margaret L. Mueller
Corporate Controller